UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported):  November 9, 2005
RTI International Metals, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Ohio
(State or Other Jurisdiction of Incorporation)

001-14437	52-2115953

(Commission File Number)	(IRS Employer Identification No.)

1000 Warren Avenue Niles, Ohio	44446

(Address of Principal Executive Offices)	(Zip Code)
(330) 544-7700
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02(a). Non-Reliance on Previously issued Financial Statements or a Related Audit Report or Completed Interim Review.
     On November 9, 2005, the Audit Committee of the Board of Directors and the Board of Directors of RTI International Metals, Inc. (the Company”) concluded, upon the recommendation of management, that, due to an error in the classification between cash flows from operating activities and cash flows from financing activities, the Company’s annual financial statements for the fiscal years ended December 31, 2003 and 2004, the quarters ended March 31st and June 30th 2005 and 2004 and September 30, 2004, should no longer be relied upon. The Company intends to file restated annual financial statements on Form 10-K/A for each of the years ended December 31 2003 and 2004 and restated interim financial statements for each of the quarters ended March 31, 2005 and June 30, 2005 in Forms 10-Q/A. The restatement related to the September 30, 2004 quarter will be reflected in the September 30, 2005 Form 10-Q. The Company also plans to file Form 12b-25 on November 10, 2005 to indicate that it was not able to file its interim financial statements for the quarter ended September 30, 2005 on its due date of November 9, 2005 as it needed additional time to complete the Consolidated Statement of Cash Flows. The Company expects to file its Form 10-Q for the nine months ended September 30, 2005 within the next five calendar days.
     These restatements are a result of errors in the classification of the tax effect of stock options exercised. Historically, the tax benefit was incorrectly classified within the Consolidated Statement of Cash Flows in the category of “Cash Provided by Financing Activities.” The correct treatment is to reflect the tax benefit within the Consolidated Statement of Cash Flows in the category of “Cash Provided by Operating Activities.”
     These restatements do not affect the previously reported net change in cash and cash equivalents for the twelve months ended December 31, 2004 and 2003 or for the three months ended March 31, 2004 or 2005, the six months ended June 30, 2004 or 2005, or the nine months ended September 30, 2004. The restatements have no impact on any previously reported consolidated operating income, net income (loss), earnings per share, or on any element of the consolidated balance sheets for any date or period previously reported.
     The Company had previously concluded in Item 9A of its 2004 Form 10-K, as amended, that its internal control over financial reporting was ineffective as of December 31, 2004. The Company indicated that it had material weaknesses one of which related to lack of personnel with accounting knowledge, experience, and training in the application of generally accepted accounting principles commensurate with the Company’s financial reporting requirements. The Company believes this material weakness contributed to the restatement described above. The Company is in the process of remediating its material weaknesses.
     The Company’s management and audit committee have discussed the matters in this Form 8-K with the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP.
     The following (unaudited) table presents changes to cash flows from operating activities and financing activities for each of the years ended December 31, 2003 and 2004 and for each of the three, six and nine months ended March 31, 2004 and 2005, June 30, 2004 and 2005, and September 30, 2004 respectively:

	Increase in Cash	Decrease in Cash
	Flows from	Flows from
(Unaudited)	Operating Activities	Financing Activities

Year ended:
December 31, 2003	$444	($444)
December 31, 2004	$1,336	($1,336)

Quarter ended:
March 31, 2004	$620	($620)
June 30, 2004	$650	($650)
September 30, 2004	$766	($766)
March 31, 2005	$1,217	($1,217)
June 30, 2005	$2,367	($2,367)

     A copy of the Company’s November 10, 2005 press release announcing the restatements is attached hereto as Exhibit 99.1.
Item 8.01. Other Events.
     The Company issued a press release (the “Press Release”) on November 10, 2005 announcing that it would be delayed in filing its Quarterly Report on Form 10-Q for the quarter ended September 30, 2005. The Press Release is set forth in its entirety as Exhibit 99.1 hereto and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits. The following exhibit is being furnished pursuant to Item 601 of Regulation S-K and General Instruction B2 to this Form 8-K:

Exhibit No.	Description
99.1	Press release dated November 10, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RTI International Metals, Inc.

Date: November 10, 2005	By:	/s/ William T. Hull

William T. Hull, Vice President and Chief Accounting Officer